RUBY TUESDAY, INC. AND SUBSIDIARIES

EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

      Ruby Tuesday, LLC, a Delaware limited liability company
      RTBD, Inc., a Delaware corporation